UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2002

STANCORP FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon		97204
(Address of principal executive offices)		(Zip Code)

(503) 321-7000
(Registrant’s telephone number, including area code)

No Change
(Former name, former address and former fiscal year, if changed since last report)

Item 5.    Other Events

On October 1, 2002, our primary insurance subsidiary, Standard Insurance Company, completed the acquisition of the group disability and group life insurance business of Teachers Insurance and Annuity Association. The acquisition, announced in May, was accomplished through a reinsurance transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

99.1	StanCorp Financial Group, Inc. press release dated October 1, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

By:	/s/ CINDY J. MCPIKE
Cindy J. McPike Vice President and Chief Financial Officer (Principal Financial Officer)

Dated: October 2, 2002

EXHIBIT INDEX

Exhibit No.	Description

*99.1	StanCorp Financial Group, Inc. press release dated October 1, 2002

*	Filed herewith